UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 20, 2023

Ovintiv Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-39191	84-4427672
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Suite 1700, 370 - 17th Street Denver, Colorado	80202
(Address of principal executive offices)	(Zip Code)

(303) 623-2300

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	OVV	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b- 2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01.	Other Events.

On November 20, 2023, Ovintiv, Inc. (the “Company”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with NMB Stock Trust (the “Selling Stockholder”) and Goldman Sachs & Co. LLC (the “Underwriter”), relating to the offer and sale (the “Offering”) of 9,400,000 shares (the “Shares”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”), by the Selling Stockholder. The Selling Stockholder received the Shares from the Company as a part of the consideration paid for the Company’s acquisition of certain upstream oil and gas assets located in the Permian Basin from portfolio companies of funds managed by EnCap Investments L.P.

The Offering also included the Company’s repurchase from the Underwriter of 1,204,545 shares out of the 9,400,000 shares of Common Stock that were subject to the Offering at a price per share equal to the price at which the Underwriter purchased the shares from the Selling Stockholder in the Offering, for an aggregate purchase price of approximately $53 million. The closing of the share repurchase occurred substantially concurrently with closing of the Offering. The Company did not sell any shares of Common Stock in the Offering and did not receive any proceeds from the sale of the Shares offered by the Selling Stockholder.

The Underwriting Agreement contains customary representations and warranties, agreements and obligations, closing conditions and termination provisions. The Company and the Selling Stockholder have agreed to indemnify the Underwriter against certain liabilities, including liabilities under the Securities Act of 1933, as amended, and to contribute to payments the Underwriter may be required to make in the event of any such liabilities.

The foregoing description of the Underwriting Agreement is not complete and is qualified in its entirety by reference to the copy of the Underwriting Agreement, which is filed herewith as Exhibit 1.1 and incorporated into this Item 8.01 by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

1.1	Underwriting Agreement, dated as of November 20, 2023, by and among Ovintiv Inc., NMB Stock Trust and Goldman Sachs & Co. LLC.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OVINTIV INC.

Date: November 22, 2023

	By:	/s/ Dawna I. Gibb
	Name:	Dawna I. Gibb
	Title:	Assistant Corporate Secretary